SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: March 2, 2009
Date of Submission: March 3, 2009

THE MINT LEASING, INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-125907	87-0579824
(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President

The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008

(Address of principal executive offices)

(713) 665-2000
 (Registrant’s telephone number, including area code)

ITEM 1.01- Entry into a Material Definitive Agreement.

On the 17 th day of February 2009, we entered into an Engagement Agreement for Investment Banking Services with Triumph Global Securities, Ltd., and paid a retainer in the amount of $100,000.  On the 27 th day of February 2009 we cancelled the agreement for what we believed to be Triumph’s inability to perform.
On the 2nd day of March 2009 we settled our disagreements with Global Securities, Ltd. and are going forward with the agreement based upon its original terms.

ITEM 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: March 3, 2009	By:	/s/ Jerry Parish
	Name:	Jerry Parish
	Title:	President